Exhibit 10.2

PERRIGO COMPANY PLC

RESTRICTED STOCK UNIT AWARD AGREEMENT

(SERVICE-BASED)

(Under the Perrigo Company plc 2013 Long-Term Incentive Plan)

TO:        Participant Name

RE:        Notice of Restricted Stock Unit Award (Service-Based)

This is to notify you that Perrigo Company plc (the “Company”) has granted you an Award under the Perrigo Company plc 2013 Long-Term Incentive Plan (the “Plan”), effective as of Grant Date (the “Grant Date”). This Award consists of service-based restricted stock units. The terms and conditions of this incentive are set forth in the remainder of this agreement (including any special terms and conditions set forth in any appendix for your country (“Appendix”))(collectively the “Agreement”). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan.

SECTION 1

Restricted Stock Units – Service-Based Vesting

1.1    Grant. As of the Grant Date, and subject to the terms and conditions of this Agreement and the Plan, the Company grants you Number of Awards Granted (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit shall entitle you to one ordinary share of the Company, nominal value €0.001 per share (“Ordinary Share”) on the applicable RSU Vesting Date, provided the vesting conditions described in Section 1.2 are satisfied.

1.2    Vesting. Except as provided in Section 1.3, the Restricted Stock Units awarded in Section 1.1 shall vest on the second anniversary of the Grant Date (“RSU Vesting Date”) provided that you continue in the service of the Company from the Grant Date through the applicable RSU Vesting Date.

Except as provided in Section 1.3, if your Termination Date occurs prior to the RSU Vesting Date, any Restricted Stock Units awarded under Section 1.1 that have not previously vested as of such Termination Date shall be permanently forfeited on your Termination Date.

1.3    Special Vesting Rules. Notwithstanding Section 1.2 above:

(a)    If your Termination Date occurs by reason of death, Disability or Retirement with the Company’s consent, any Restricted Stock Units awarded under Section 1.1 that have not vested prior to such Termination Date shall become fully vested.

(b)    If your Termination Date occurs by reason of an Involuntary Termination for Economic Reasons, any Restricted Stock Units awarded under Section 1.1 that would otherwise be scheduled to vest under Section 1.2 in the 24-month period following such Termination Date shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date; provided, however, that if your Termination Date occurs for a reason that is both described in this subsection (b) and in subsection (c) below, the special vesting rules described in subsection (c) shall apply in lieu of the vesting rules described in this subsection (b). Any Restricted Stock Units that are not scheduled to vest during such 24-month period will be permanently forfeited on the Termination Date.

(c)    If your Termination Date occurs by reason of a Termination without Cause or a Separation for Good Reason on or after a Change in Control (as defined in the Plan and as such definition may be amended hereafter) and prior to the two (2) year anniversary of the Change in Control, all Restricted Stock Units awarded under Section 1.1 that have not vested or been forfeited prior to such Termination Date shall become fully vested.

(d)    As used in this Section 1.3, the following terms shall have the meanings set forth below:

(1) “Separation for Good Reason” means your voluntary resignation from the Company and the existence of one or more of the following conditions that arose without your consent: (i) a material change in the geographic location at which you are required to perform services, such that your commute between home and your primary job site increases by more than 30 miles, or (ii) a material diminution in your authority, duties or responsibilities or a material diminution in your base compensation or incentive compensation opportunities; provided, however, that a voluntary resignation from the Company shall not be considered a Separation for Good Reason unless you provide the Company with notice, in writing, of your voluntary resignation and the existence of the condition(s) giving rise to the separation within 90 days of its initial existence. The Company will then have 30 days to remedy the condition, in which case you will not be deemed to have incurred a Separation for Good Reason. In the event the Company fails to cure the condition within the 30 day period, your Termination Date shall occur on the 31st day following the Company’s receipt of such written notice.

(2)    “Termination without Cause” means the involuntary termination of your employment or contractual relationship by the Company without Cause, including, but not limited to, (i) a termination effective when you exhaust a leave of absence during, or at the end of, a notice period under the Worker Adjustment and Retraining Notification Act (“WARN”), and (ii) a situation where you are on an approved leave of absence during which your position is protected under applicable law (e.g., a leave under the Family Medical Leave Act), you return from such leave, and you cannot be placed in employment or other form of contractual relationship with the Company.

1.4    Settlement of Restricted Stock Units. As soon as practicable after the RSU Vesting Date, the Company shall transfer to you one Ordinary Share for each Restricted Stock Unit becoming vested on such date (the date of any such transfer shall be the “settlement date” for purposes of this Agreement); provided, however, the Company may withhold shares otherwise transferable to you to the extent necessary to satisfy withholding taxes due by reason of the vesting of the Restricted Stock Units, in accordance with Section 2.6. You shall have no rights as a stockholder with respect to the Restricted Stock Units awarded hereunder prior to the date of issuance to you of a certificate or certificates for such shares. Notwithstanding the foregoing, the Committee, in its sole discretion, may elect to settle Restricted Stock Units in cash based on the fair market value of the Ordinary Shares on the RSU Vesting Date.

1.5    Dividend Equivalents. The Restricted Stock Units awarded under Section 1.1 shall be eligible to receive dividend equivalents in accordance with the following:

(a)    An “Account” will be established in your name. Such Account shall be for recordkeeping purposes only, and no assets or other amounts shall be set aside from the Company’s general assets with respect to such Account.

(b)    On each date that a cash dividend is paid with respect to Ordinary Shares, the Company shall credit your Account with the dollar amount of dividends you would have received if each Restricted Stock Unit held by you on the record date for such dividend payment had been an Ordinary Share. No interest or other earnings shall accrue on such Account.

(c)    As of each RSU Vesting Date, you shall receive a payment equal to the amount of dividends that would have been paid on the Restricted Stock Units vesting on such date had they been Ordinary Shares during the period beginning on the Grant Date and ending on the RSU Vesting Date, and the Account shall be debited appropriately. If you forfeit Restricted Stock Units, any amounts in the Account attributable to such Restricted Stock Units shall also be forfeited.

(d)    If dividends are paid in the form of Ordinary Shares rather than cash, then you will be credited with one additional Restricted Stock Unit for each Ordinary Share that would have been received as a dividend had your outstanding Restricted Stock Units been Ordinary Shares. Such additional Restricted Stock Units shall vest or be forfeited at the same time as the Restricted Stock Unit to which they relate.

SECTION 2

General Terms and Conditions

2.1    Nontransferability. The Award under this Agreement shall not be transferable other than by will or by the laws of descent and distribution.

2.2    No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any Ordinary Shares subject to the RSU awarded under this Agreement prior to the date of issuance to you of a certificate or certificates for such shares.

2.3    Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

2.4    Award Subject to Plan. The granting of the Award under this Agreement is being made pursuant to the Plan and the Award shall be payable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

2.5    Adjustments in Event of Change in Ordinary Shares. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Award under this Agreement will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you.

2.6    Responsibility for Taxes. Regardless of any action the Company or, if different, the Affiliate employing or retaining you takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Affiliate employing or retaining you. You further acknowledge that the Company and/or the Affiliate employing or retaining you (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Ordinary Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the RSU Grant Date and the date of any relevant taxable event, as applicable, you acknowledge that the Company and/or the Affiliate employing or retaining you (or formerly employing or retaining you, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(a)     Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Affiliate employing or retaining you to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Affiliate employing or retaining you, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(1)    withholding from your wages or other cash compensation paid to you by the Company and/or the Affiliate employing or retaining you; or

(2)    withholding from proceeds of the sale of Ordinary Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(3)    withholding in Ordinary Shares to be issued upon settlement of the RSUs.

(b)    To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Ordinary Shares, for tax purposes, you are deemed to have been issued the full number of Ordinary Shares subject to the vested RSUs, notwithstanding that a number of the Ordinary Shares are held back solely for the purpose of paying the Tax-Related Items.

(c)    Finally, you shall pay to the Company or the Affiliate employing or retaining you any amount of Tax-Related Items that the Company or the Affiliate employing or retaining you may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Ordinary Shares or the proceeds of the sale of Ordinary Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

2.7    Compliance with Applicable Law. The issuance of Ordinary Shares will be subject to and conditioned upon compliance by the Company and you, including any written representations, warranties and agreements as the Administrator may request of you for compliance with all (i) applicable U.S. state and federal laws and regulations, (ii) applicable laws of the country where you reside pertaining to the issuance or sale of Ordinary Shares, and (iii) applicable requirements of any stock exchange or automated quotation system on which the Company’s Ordinary Shares may be listed or quoted at the time of such issuance or transfer.

2.8    Code Section 409A (Only Applicable to Individuals Subject to U.S. Federal Tax Laws).

(a)    Restricted Stock Units other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons and dividend equivalents payable under this Agreement are intended to be exempt from Code Section 409A under the exemption for short-term deferrals. Accordingly, Restricted Stock Units (other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons) will be settled and dividend equivalents will be paid no later than the 15th day of the third month following the later of (i) the end of your taxable year in which the RSU Vesting Date occurs, or (ii) the end of the fiscal year of the Company in which the RSU Vesting Date occurs.

(b)    Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons are subject to the provisions of this subsection (b). Any distribution in settlement of such Restricted Stock Units will occur provided your Involuntary Termination for Economic Reasons constitutes a “separation from service” as defined in Treasury Regulation §1.409A-1(h). If the Company determines that you are a “specified employee” as defined in Code Section 409A (i.e., an officer with annual compensation above $130,000 (as adjusted for inflation), a five-percent owner of the Company or a one-percent owner with annual compensation in excess of $150,000), distribution in settlement of any such Restricted Stock Units that would be payable within six months of your separation from service shall be delayed to the first business day following the six-month anniversary of your separation from service. Any distribution in settlement of such Restricted Stock Units that would be made more than six months after your separation from service (without application of the six-month delay) shall not be subject to the six-month delay described in this subsection.

2.9    Data Privacy.

(a)    By entering into this Agreement and accepting this Award, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Affiliate employing or retaining you, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b)    You understand that the Company and the Affiliate employing or retaining you may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Ordinary Shares or directorships held in the Company, details of all RSUs or any other entitlement to Ordinary Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(c)    You understand that Data will be transferred to legal counsel or a broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country of residence. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local or Company human resources representative. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local or Company human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local or Company human resources representative.

2.10    Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, except as otherwise provided in the Plan;

(b)    the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(c)    all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(d)    you are voluntarily participating in the Plan;

(e)    the RSUs and the Ordinary Shares subject to the RSUs are an extraordinary item and which is outside the scope of your employment or service contract, if any;

(f)    the RSUs and the Ordinary Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g)    the RSUs and the Ordinary Shares subject to the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Affiliate employing or retaining you or any other Affiliate;

(h)    the grant and your participation in the Plan will not be interpreted to form an employment or service contract with the Company or any Affiliate;

(i)    the future value of the underlying Ordinary Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from your Termination Date (for any reason whatsoever, whether or not later found to be invalid and whether or not in breach of employment laws in the jurisdiction where you are employed or rendering services, or the terms of your employment agreement, if any), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Affiliate employing or retaining you, waive your ability, if any, to bring any such claim, and release the Company and the Affiliate employing or retaining you from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(k)    you acknowledge and agree that neither the Company, the Affiliate employing or retaining you nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the currency of the country in which you reside and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Ordinary Shares acquired upon settlement.

2.11    Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

2.12    Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

2.13    Forfeiture of RSUs. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if your incentive or equity-based compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines you either knowingly engaged in or failed to prevent the misconduct, or your actions or inactions with respect to the misconduct and restatement constituted gross negligence, you shall (i) be required to reimburse the Company the amount of any payment (including dividend equivalents) relating to any RSUs earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) all outstanding RSUs (including related dividend equivalents) that have not yet been settled shall be immediately forfeited. In addition, Ordinary Shares acquired under this Agreement, and any gains or profits on the sale of such Ordinary Shares, shall be subject to any “clawback” or recoupment policy later adopted by the Company.

2.14    Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with laws of the country where you reside or to facilitate the administration of the Plan. If you relocate to the United States, the special terms and conditions in the Appendix will apply, or cease to apply, to you, to the extent the Company determines that the application or otherwise of such provisions is necessary or advisable in order to facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

2.16    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any Ordinary Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with laws of the country where you reside or to facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award.

Very truly yours,

Print Name:
Title:

APPENDIX

PERRIGO COMPANY PLC

Additional Terms and Provisions to

Restricted Stock Unit Award Agreement (Service-Based)

Terms and Conditions

This Appendix (the “Appendix”) includes additional terms and conditions that govern the restricted stock units (“RSUs” or “Award”) granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement. The Award will not create any entitlement to receive any similar benefit in the future.

Notifications

This Appendix also includes country-specific information of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you vest in the RSUs and Ordinary Shares are issued to you or the shares issued upon vesting of the RSUs are sold.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation. Finally, please note that if you are a citizen or resident of a country other than the country in which you are currently working, or transfers employment after grant, the information contained in the Appendix may not be applicable.

Germany

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

Ireland

Notifications

Director Notification Obligation. If you are a director, shadow director or secretary of the Company or an Irish Subsidiary or Affiliate of the Company, and you acquire or dispose of an interest under this Agreement comprising more than 1% of the share capital in the Company, you must notify the entity in which you hold that office (whether the Company itself or an Irish Subsidiary or Affiliate of the Company) in writing within five business days of receiving or disposing of an interest in the Company, or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

PERRIGO COMPANY PLC

RESTRICTED STOCK UNIT AWARD AGREEMENT

(SERVICE-BASED)

(Under the Perrigo Company plc 2013 Long-Term Incentive Plan)

TO:        Participant Name

RE:        Notice of Restricted Stock Unit Award (Service-Based)

This is to notify you that Perrigo Company plc (the “Company”) has granted you an Award under the Perrigo Company plc 2013 Long-Term Incentive Plan (the “Plan”), effective as of Grant Date (the “Grant Date”). This Award consists of service-based restricted stock units. The terms and conditions of this incentive are set forth in the remainder of this agreement (the “Agreement”). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan.

SECTION 1

Restricted Stock Units – Service-Based Vesting

1.1    Grant. As of the Grant Date, and subject to the terms and conditions of this Agreement and the Plan, the Company grants you Number of Awards Granted (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit shall entitle you to one ordinary share of the Company, nominal value €0.001 per share (“Ordinary Share”) on the applicable RSU Vesting Date, provided the vesting conditions described in Section 1.2 are satisfied.

1.2    Vesting. Except as provided in Section 1.3, the Restricted Stock Units awarded in Section 1.1 shall vest on the second anniversary of the Grant Date (“RSU Vesting Date”) provided that you continue in the service of the Company from the Grant Date through the applicable RSU Vesting Date.

Except as provided in Section 1.3, if your Termination Date occurs prior to the RSU Vesting Date, any Restricted Stock Units awarded under Section 1.1 that have not previously vested as of such Termination Date shall be permanently forfeited on your Termination Date.

1.3    Special Vesting Rules. Notwithstanding Section 1.2 above:

(a)    If your Termination Date occurs by reason of death, Disability or Retirement with the Company’s consent, any Restricted Stock Units awarded under Section 1.1 that have not vested prior to such Termination Date shall become fully vested.

(b)    If your Termination Date occurs by reason of an Involuntary Termination for Economic Reasons, any Restricted Stock Units awarded under Section 1.1 that would otherwise be scheduled to vest under Section 1.2 in the 24-month period following such Termination Date shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date; provided, however, that if your Termination Date occurs for a reason that is both described in this subsection (b) and in subsection (c) below, the special vesting rules described in subsection (c) shall apply in lieu of the vesting rules described in this subsection (b). Any Restricted Stock Units that are not scheduled to vest during such 24-month period will be permanently forfeited on the Termination Date.

(c)    If your Termination Date occurs by reason of a Termination without Cause or a Separation for Good Reason on or after a Change in Control (as defined in the Plan and as such definition may be amended hereafter) and prior to the two (2) year anniversary of the Change in Control, all Restricted Stock Units awarded under Section 1.1 that have not vested or been forfeited prior to such Termination Date shall become fully vested.

(d)    As used in this Section 1.3, the following terms shall have the meanings set forth below:

(1) “Separation for Good Reason” means your voluntary resignation from the Company and the existence of one or more of the following conditions that arose without your consent: (i) a material change in the geographic location at which you are required to perform services, such that your commute between home and your primary job site increases by more than 30 miles, or (ii) a material diminution in your authority, duties or responsibilities or a material diminution in your base compensation or incentive compensation opportunities; provided, however, that a voluntary resignation from the Company shall not be considered a Separation for Good Reason unless you provide the Company with notice, in writing, of your voluntary resignation and the existence of the condition(s) giving rise to the separation within 90 days of its initial existence. The Company will then have 30 days to remedy the condition, in which case you will not be deemed to have incurred a Separation for Good Reason. In the event the Company fails to cure the condition within the 30 day period, your Termination Date shall occur on the 31st day following the Company’s receipt of such written notice.

(2)    “Termination without Cause” means the involuntary termination of your employment or contractual relationship by the Company without Cause, including, but not limited to, (i) a termination effective when you exhaust a leave of absence during, or at the end of, a notice period under the Worker Adjustment and Retraining Notification Act (“WARN”), and (ii) a situation where you are on an approved leave of absence during which your position is protected under applicable law (e.g., a leave under the Family Medical Leave Act), you return from such leave, and you cannot be placed in employment or other form of contractual relationship with the Company.

1.4    Settlement of Restricted Stock Units. As soon as practicable after the RSU Vesting Date, the Company shall transfer to you one Ordinary Share for each Restricted Stock Unit becoming vested on such date (the date of any such transfer shall be the “settlement date” for purposes of this Agreement); provided, however, the Company may withhold shares otherwise transferable to you to the extent necessary to satisfy withholding taxes due by reason of the vesting of the Restricted Stock Units, in accordance with Section 2.6. You shall have no rights as a stockholder with respect to the Restricted Stock Units awarded hereunder prior to the date of issuance to you of a certificate or certificates for such shares. Notwithstanding the foregoing, the Committee, in its sole discretion, may elect to settle Restricted Stock Units in cash based on the fair market value of the Ordinary Shares on the RSU Vesting Date.

1.5    Dividend Equivalents. The Restricted Stock Units awarded under Section 1.1 shall be eligible to receive dividend equivalents in accordance with the following:

(a)    An “Account” will be established in your name. Such Account shall be for recordkeeping purposes only, and no assets or other amounts shall be set aside from the Company’s general assets with respect to such Account.

(b)    On each date that a cash dividend is paid with respect to Ordinary Shares, the Company shall credit your Account with the dollar amount of dividends you would have received if each Restricted Stock Unit held by you on the record date for such dividend payment had been an Ordinary Share. No interest or other earnings shall accrue on such Account.

(c)    As of each RSU Vesting Date, you shall receive a payment equal to the amount of dividends that would have been paid on the Restricted Stock Units vesting on such date had they been Ordinary Shares during the period beginning on the Grant Date and ending on the RSU Vesting Date, and the Account shall be debited appropriately. If you forfeit Restricted Stock Units, any amounts in the Account attributable to such Restricted Stock Units shall also be forfeited.

(d)    If dividends are paid in the form of Ordinary Shares rather than cash, then you will be credited with one additional Restricted Stock Unit for each Ordinary Share that would have been received as a dividend had your outstanding Restricted Stock Units been Ordinary Shares. Such additional Restricted Stock Units shall vest or be forfeited at the same time as the Restricted Stock Unit to which they relate.

SECTION 2

General Terms and Conditions

2.1    Nontransferability. The Award under this Agreement shall not be transferable other than by will or by the laws of descent and distribution.

2.2    No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any Ordinary Shares subject to the RSU awarded under this Agreement prior to the date of issuance to you of a certificate or certificates for such shares.

2.3    Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

2.4    Award Subject to Plan. The granting of the Award under this Agreement is being made pursuant to the Plan and the Award shall be payable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

2.5    Adjustments in Event of Change in Ordinary Shares. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Award under this Agreement will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you.

2.6    Withholding. This Award is subject to the withholding of all applicable taxes. The Company may withhold, or permit you to remit to the Company, any Federal, state or local taxes applicable to the grant, vesting or other event giving rise to tax liability with respect to this Award. If you have not remitted the full amount of applicable withholding taxes to the Company by the date the Company is required to pay such withholding to the appropriate taxing authority (or such earlier date that the Company may specify to assist it in timely meeting its withholding obligations), the Company shall have the unilateral right to withhold Ordinary Shares relating to this Award in the amount it determines is sufficient to satisfy the tax withholding required by law. State taxes will be withheld at the appropriate rate set by the state in which you are employed or were last employed by the Company. In no event may the number of shares withheld exceed the number necessary to satisfy the maximum Federal, state and local income and employment tax withholding requirements. You may elect to surrender previously acquired Ordinary Shares or to have the Company withhold Ordinary Shares relating to this Award in an amount sufficient to satisfy all or a portion of the tax withholding required by law.

2.7    Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any Ordinary Shares under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

2.8    Code Section 409A.

(a)    Restricted Stock Units other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons and dividend equivalents payable under this Agreement are intended to be exempt from Code Section 409A under the exemption for short-term deferrals. Accordingly, Restricted Stock Units (other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons) will be settled and dividend equivalents will be paid no later than the 15th day of the third month following the later of (i) the end of your taxable year in which the RSU Vesting Date occurs, or (ii) the end of the fiscal year of the Company in which the RSU Vesting Date occurs.

(b)    Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons are subject to the provisions of this subsection (b). Any distribution in settlement of such Restricted Stock Units will occur provided your Involuntary Termination for Economic Reasons constitutes a “separation from service” as defined in Treasury Regulation §1.409A-1(h). If the Company determines that you are a “specified employee” as defined in Code Section 409A (i.e., an officer with annual compensation above $130,000 (as adjusted for inflation), a five-percent owner of the Company or a one-percent owner with annual compensation in excess of $150,000), distribution in settlement of any such Restricted Stock Units that would be payable within six months of your separation from service shall be delayed to the first business day following the six-month anniversary of your separation from service. Any distribution in settlement of such Restricted Stock Units that would be made more than six months after your separation from service (without application of the six-month delay) shall not be subject to the six-month delay described in this subsection.

2.9    Data Privacy. By entering into this Agreement and accepting this Award, you (a) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understand that the Company may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all awards or entitlements to Shares granted to you under the Plan or otherwise (“Data”), (c) understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting of the Award may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country, (d) waive any data privacy rights you may have with respect to the data, and (e) authorize the Company, its subsidiaries and its agents, to store and transmit such information in electronic form.

2.10    Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

2.11    Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

2.12    Forfeiture of RSUs. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if your incentive or equity-based compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines you either knowingly engaged in or failed to prevent the misconduct, or your actions or inactions with respect to the misconduct and restatement constituted gross negligence, you shall (i) be required to reimburse the Company the amount of any payment (including dividend equivalents) relating to any RSUs earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) all outstanding RSUs (including related dividend equivalents) that have not yet been settled shall be immediately forfeited. In addition, Ordinary Shares acquired under this Agreement, and any gains or profits on the sale of such Ordinary Shares, shall be subject to any “clawback” or recoupment policy later adopted by the Company.

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We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award.

Very truly yours,

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